       1   -- Exhibit 10.7 (Permitted Borrowers Guaranty)

                                                        Execution Copy

                           AMENDED AND RESTATED
                       PERMITTED BORROWERS GUARANTY



          The undersigned, Vilna Equities Holding B.V., a Netherlands corporation, Vishay Beteiligungs GmbH, a German corporation, formerly known as Draloric Electronic GmbH ("VBG"), Draloric Electronic GmbH, a German corporation, formerly known as Vishay Electronic GmbH ("Draloric"), E-Sil Components Ltd., an English corporation, Sfernice, S.A. ("Sfernice"), a French corporation, Roederstein Spezialfabriken fur Bauelemente der Elektronik und Kondersatoren der Starkstromtechnik GmbH, a German corporation ("Roederstein"), (together, the "Guarantors") each desires to see the success of one another and of the foreign Subsidiaries of Vishay Intertechnology, Inc., a Delaware corporation ("Vishay"), and each shall receive direct and/or indirect benefits from extensions of credit granted to VBG and Draloric (the "Permitted Borrowers") under and in connection with the Amended and Restated Vishay Intertechnology, Inc. $302,500,000 Revolving Credit and Term Loan Agreement dated as of July 18, 1994, among Vishay, Comerica Bank, a Michigan banking corporation, successor by merger to Manufacturers Bank, N.A., formerly known as Manufacturers National Bank of Detroit, as Agent ("Agent") and the Banks (as hereinafter defined) (as amended from time to time, the "Vishay Loan Agreement"), from extensions of credit to VBG under and in connection with the Amended and Restated Draloric/VBG DM 40,000,000 Revolving Credit and DM 9,506,000 Term Loan Agreement dated as of July 18, 1994 among VBG, Agent and the Banks (as amended from time to time, the "DM Loan Agreement"), and from extensions of credit to VBG under and in connection with that certain Amended and Restated Roederstein DM 104,315,990.20 Term Loan Agreement of even date herewith among VBG, Agent and the Banks (as amended from time to time, the "Roederstein Loan Agreement").

          NOW THEREFORE, to induce each of the Banks (as defined in the Vishay Loan Agreement) to extend credit from time to time under the Vishay Loan Agreement, the DM Loan Agreement, the Roederstein Loan Agreement and the Acquisition Loan Agreement (as defined in the Vishay Loan Agreement), each of the Guarantors has executed and delivered this Amended and Restated Guaranty ("Guaranty").

          1. Definitions. Unless otherwise provided herein, all capitalized terms in this Guaranty shall have the meanings specified in the Vishay Loan Agreement, and if not defined therein, then in the DM Loan Agreement or the Roederstein Loan Agreement, as the context requires.

       2   -- Exhibit 10.7 (Permitted Borrowers Guaranty)

          2.   Guaranty.

               (a) Each of the Guarantors hereby guarantees to the Banks the due and punctual payment to the Banks when due, whether by acceleration or otherwise, of: (i) all amounts which may from time to time be due and owing by each and any of the Permitted Borrowers (collectively, the "Permitted Borrowers") under those certain Revolving Credit Notes made or to be made by the Permitted Borrowers to the order of the Banks pursuant to the terms and conditions of the Vishay Loan Agreement; (ii) all other Indebtedness of the Permitted Borrowers, or any of them, under or in connection with the Vishay Loan Agreement; and (iii) all extensions, renewals and amendments of or to such Revolving Credit Notes or other Indebtedness incurred for the accounts or the benefit of the Permitted Borrowers, or any of them, or any replacements or substitutions therefor, all payable with interest thereon and otherwise in accordance with the terms of such Revolving Credit Notes and Vishay Loan Agreement;

               (b) Each of the Guarantors, excepting only Sfernice and VBG (which is directly obligated under the DM Notes referred to below), hereby guarantees to the Banks the due and punctual payment to the Banks when due, whether by acceleration or otherwise, of all amounts due and owing by VBG under those certain Revolving Credit Notes ("DM Revolving Notes"), those certain Bid Notes ("Bid Notes") and those certain Term Notes ("DM Term Notes") made by VBG to the order of the Banks pursuant to the terms and conditions of the DM Loan Agreement (the DM Revolving Notes, the Bid Notes and the DM Term Notes being referred to collectively herein as the "DM Notes"), and all extensions, renewals, and amendments of or to such notes or such other Indebtedness (as defined in the DM Loan Agreement) or any replacements or substitutions therefor, all payable with interest thereon and otherwise in accordance with the terms of the DM Notes and the DM Loan Agreement;

               (c) Sfernice hereby guarantees to the Banks the due and punctual payment to the Banks when due, whether by acceleration or otherwise, of (i) all amounts due and owing by VBG under the DM Revolving Notes and the Bid Notes (but not the DM Term Notes) and (ii) all extensions, renewals and amendments of or to such DM Revolving Notes, the Bid Notes or other Indebtedness (excluding only the DM Term Notes) incurred for the account of or the benefit of VBG, or any replacements or substitutions therefor, all payable with interest thereon and otherwise in accordance with the terms of such DM Revolving Notes, the Bid Notes and the DM Loan Agreement;

               (d) Each of the Guarantors, excepting only VBG (which is directly obligated under the Roederstein Term Notes referred to below), hereby guarantees to the Banks the due and punctual

       3   -- Exhibit 10.7 (Permitted Borrowers Guaranty)

          payment to the Banks when due, whether by acceleration or otherwise, of all amounts due and owing by VBG under those certain Roederstein Term Notes ("Roederstein Term Notes") made or to be made by VBG to the order of the Banks pursuant to the terms and conditions of the Roederstein Loan Agreement, and all extensions, renewals, and amendments of or to such notes or such other Indebtedness (as defined in the Roederstein Loan Agreement) or any replacements or substitutions therefor, all payable with interest thereon and otherwise in accordance with the terms of the Roederstein Term Notes and the Roederstein Loan Agreement;

     and each of the Guarantors hereby jointly and severally agrees that if any Permitted Borrower or any other Person who is or becomes primarily liable therefor shall fail to pay any of such amounts when and as the same shall be due and payable, or shall fail to perform and discharge any covenant, representation or warranty in accordance with the terms of the Revolving Credit Notes, Vishay Loan Agreement, DM Notes, DM Loan Agreement, Roederstein Term Notes, Roederstein Loan Agreement or any of the other Loan Documents, the Guarantors, to the extent of their respective obligations as set forth herein, shall each be obligated forthwith to pay to Agent on behalf of the Banks an amount equal to any such amount or cause any other Person then primarily liable therefor to perform and discharge any such covenant, representation or warranty, as the case may be, and will pay any and all damages that may be incurred or suffered in consequence thereof by Agent and all reasonable expenses, including reasonable attorneys' fees, that may be incurred by Agent in enforcing such covenant, representation or warranty of any of the Guarantors, as applicable, and in enforcing the covenants and agreements of this Guaranty.

          3. Unconditional Character of Guaranty. The obligations of each of the Guarantors under this Guaranty, to the full extent of their respective guarantees of Indebtedness hereunder, shall be absolute and unconditional, and shall be a guaranty of payment and not of collection, irrespective of the validity, regularity or enforceability of the Revolving Credit Notes, the Vishay Loan Agreement, the DM Notes, the DM Loan Agreement, the Roederstein Term Notes, the Roederstein Loan Agreement, or any of the other Loan Documents (including, without limitation, the Vishay Guaranty, the Domestic Guaranty, or the Roederstein Loan Documents), or any provision thereof, the absence of any action to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any Person or action to enforce the same, any failure or delay in the enforcement of the direct obligations of any of the Permitted Borrowers under the Revolving Credit Notes, of any of the Permitted Borrowers under the Vishay Loan Agreement, of VBG under the DM Notes or the DM Loan Agreement, or of VBG under the Roederstein Term Notes or the Roederstein Loan Agreement, or of any of them under any of the other Loan Documents, or failure by Vishay to have countersigned any request for an

       4   -- Exhibit 10.7 (Permitted Borrowers Guaranty)

     advance by any Permitted Borrower under the Vishay Loan Agreement, or any setoff, counterclaim, recoupment, limitation, defense or termination. Each of the Guarantors hereby waives diligence, demand for payment, filing of claims with any court, any proceeding to enforce any provision of the Revolving Credit Notes, the Vishay Loan Agreement, the DM Notes, the DM Loan Agreement, the Roederstein Term Notes, the Roederstein Loan Agreement, or any of the other Loan Documents, any right to require a proceeding first against any other Person who is or becomes principally obligated under such Revolving Credit Notes, such DM Notes or Vishay under the Revolving Credit Notes or Draloric under the DM Notes or the Roederstein Term Notes, or any other guarantor or surety, or to exhaust any security for the performance of the obligations of the Person who is principally obligated under such Revolving Credit Notes, DM Notes or Roederstein Term Notes, any protest, presentment, notice or demand whatsoever, and the Guarantors each hereby covenant that this Guaranty shall not be terminated, discharged or released except, subject to Section 6.8 hereof, upon payment in full of all amounts due and to become due from each of them, as and to the extent described above, and only to the extent of any such payment, performance and discharge. Each Guarantor further covenants that no security now or subsequently held by the Agent or the Banks for the payment of the Indebtedness evidenced by the Revolving Credit Notes, the DM Notes or the Roederstein Term Notes or incurred under the Vishay Loan Agreement, the DM Loan Agreement or the Roederstein Loan Agreement, or otherwise evidenced or incurred, whether in the nature of a security interest, pledge, lien, assignment, setoff, suretyship, guaranty, indemnity, insurance or otherwise, and no act, omission or other conduct of Agent or the Banks in respect of such security, shall affect in any manner whatsoever the unconditional obligation of this Guaranty, and that the Agent and each of the Banks, in their respective sole discretion and without notice to any of the Guarantors, may release, exchange, enforce, apply the proceeds of and otherwise deal with any such security without affecting in any manner the unconditional obligation of this Guaranty.

          Without limiting the generality of the foregoing, such obligations, and the rights of the Agent on behalf of the Banks to enforce the same by proceedings, whether by action at law, suit in equity or otherwise, shall not be in any way affected, to the extent permitted by applicable law, by (i) any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding up or other proceeding involving or affecting Vishay, VBG, Draloric, any other Subsidiary, or any or all of the Guarantors or any other Person or (ii) any change in the ownership of any of the capital stock of Vishay, VBG, Draloric, any other Subsidiary, any or all of the Guarantors or any other party providing collateral for indebtedness covered by this Guaranty, or any of their respective Affiliates.

       5   -- Exhibit 10.7 (Permitted Borrowers Guaranty)

          Each of the Guarantors hereby waives, to the full extent possible under applicable law:

               (a) any defense based upon the doctrine of marshalling of assets or upon an election of remedies by the Agent or the Banks, including, without limitation, an election to proceed by non-judicial rather than judicial foreclosure, which destroys or otherwise impairs the subrogation rights of any of the Guarantors or the right of the Guarantors, or any of them, to proceed against Vishay, VBG, Draloric or any or all of the other Guarantors for reimbursement, or both;

               (b) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

               (c) any duty on the part of Agent or the Banks to disclose to any of the Guarantors any facts Agent or the Banks may now or hereafter know about Vishay, VBG, Draloric or any of the other Guarantors, regardless of whether the Agent or any Bank has reason to believe that any such facts materially increase the risk beyond that which such undersigned intends to assume, or has reason to believe that such facts are unknown to any or all of the undersigned, or has a reasonable opportunity to communicate such facts to the undersigned since each of the undersigned acknowledges that it is fully responsible for being and keeping informed of the financial condition of Vishay, VBG, Draloric and each of the other Guarantors and of all circumstances bearing on the risk of non-payment of any Indebtedness hereby guaranteed;

               (d) any defense arising because of the Agent's or the Banks' election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code or any similar laws, rules or decisions of any jurisdiction which affect creditor's rights generally and which may be or become applicable to the obligations of any of the Guarantors under this Guaranty;

               (e) any claim for reimbursement, contribution, indemnity or subrogation which such Guarantor may have or obtain against VBG, Draloric, or any Guarantor or any of them by reason of the payment by such Guarantor of any Indebtedness; and

               (f) any other event or action (excluding compliance by the Guarantors with the provisions hereof) that would result in the discharge by operation of law or otherwise of the Guarantors, or any of them, from the performance or observance of any obligation, covenant or agreement contained in this Guaranty.

          The Agent and each of the Banks may deal with each of the Guarantors and any security held by Agent or the Banks, or any of

       6   -- Exhibit 10.7 (Permitted Borrowers Guaranty)

     them, for the obligations of the Guarantors (as aforesaid) in the same manner and as freely as if this Guaranty did not exist and the Agent on behalf of the Banks shall be entitled without notice to any of the Guarantors, among other things, to grant to Vishay, VBG, Draloric and any or all of the Subsidiaries or Guarantors such extension or extensions of time to perform any act or acts as may seem advisable to the Agent on behalf of the Banks at any time and from time to time, and to permit Vishay, VBG, Draloric and any or all of the Subsidiaries or Guarantors to incur additional indebtedness to Agent, the Banks, or either or any of them, without terminating, affecting or impairing the validity or enforceability of this Guaranty or the obligations of the Guarantors hereunder.

          The Agent may proceed, either in its own name (on behalf of the Banks) or in the name of each or any of the Guarantors, or otherwise, to protect and enforce any or all of its rights under this Guaranty by suit in equity, action at law or by other appropriate proceedings, or to take any action authorized or permitted under applicable law, and shall be entitled to require and enforce the performance of all acts and things required to be performed hereunder by the Guarantors. Each and every remedy of the Agent on behalf of the Banks shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity.

          No waiver or release shall be deemed to have been made by the Agent or the Banks of any of its rights hereunder unless the same shall be in writing and signed by or on behalf of the Banks, and any such waiver shall be a waiver or release only with respect to the specific matter involved and shall in no way impair the rights of the Agent or the Banks or the obligations of the Guarantors under this Guaranty in any other respect at any other time.

          At the option of the Agent, any number of, or all of the undersigned may be joined in any action or proceeding commenced by the Agent against Vishay, VBG, Draloric, any Subsidiary or any of the other Guarantors, or any of the other parties providing collateral for any indebtedness covered by this Guaranty in connection with or based upon the Revolving Credit Notes, the Vishay Loan Agreement, the DM Notes, the DM Loan Agreement, the Roederstein Term Notes, the Roederstein Loan Agreement, or any of the other Loan Documents or other Indebtedness, or any provision thereof, and recovery may be had against each Guarantor in such action or proceeding or in any independent action or proceeding against any or all Guarantors, without any requirement that the Agent or the Banks first assert, prosecute or exhaust any remedy or claim against the Person principally obligated for such Indebtedness, or any of the other party providing collateral for any Indebtedness covered by this Guaranty.

          4.   Representations and Warranties. Each of the Guarantors
     (i) ratifies, confirms and, by reference thereto (as fully as

       7   -- Exhibit 10.7 (Permitted Borrowers Guaranty)

     though such matters were expressly set forth herein), represents and warrants with respect to itself those matters set forth in Sections 6.1, 6.3 through 6.8, inclusive, 6.10, 6.12 and 6.14 through 6.21, inclusive, of the Vishay Loan Agreement, and such representations and warranties shall be deemed to be continuing representations and warranties true and correct in all material respects so long as this Guaranty shall be in effect; and (ii) agrees not to engage in any action or inaction, the result of which would cause a violation of any term or condition of the Vishay Loan Agreement.

          5. Release of Collateral for Guaranty. Concurrently herewith, Comerica Bank, as agent under the Prior Loan agreements, and the Prior Banks, have undertaken to release the Collateral delivered to secure the Prior Guaranty (as hereafter defined).

          6.   Miscellaneous.

               6.1 Governing Law. This Guaranty shall be deemed delivered in Michigan and shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and be enforceable in, the State of Michigan.

               6.2 Severability. If any term or provision of this Guaranty or the application thereof to any circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Guaranty, or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

               6.3 Notice. All notices and other communications to be made or given pursuant to this Guaranty shall be sufficient if made or given in writing and delivered by messenger or deposited in the U.S. mails, registered or certified first class mail, and addressed as provided under the Vishay Loan Agreement, with notice to any Guarantor to be sent care of Vishay (and addressed as aforesaid), or at such other addresses as directed by any of such parties to the others, as applicable, in compliance with this paragraph.

               6.4 Right of Offset. The Guarantors each acknowledge the rights of the Agent and of each of the Banks to offset against their respective obligations to the Banks under this Guaranty, any amount owing by the Agent or the Banks, or any of them to such Guarantors, whether represented by any deposit of such Guarantors with the Agent or any of the Banks or otherwise.

               6.5 Financial Statements. The Guarantors shall provide Agent, or cause to be provided to Agent (with a copy for each of the Banks) commencing as of the date of this Guaranty, with quarterly and annual financial statements substantially in

       8   -- Exhibit 10.7 (Permitted Borrowers Guaranty)

     accordance with the requirements set forth in the Vishay Loan Agreement and the DM Loan Agreement.

               6.6 Amendments. The terms of this Guaranty may not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except as provided herein and in accordance with the Vishay Loan Agreement, the DM Loan Agreement and the Roederstein Loan Agreement.

               6.7 Joint and Several Obligation, etc. The obligation of each of the Guarantors under this Guaranty shall be several and also joint, each with all and also each with any one or more of the others, and may be enforced against each severally, any two or more jointly, or some severally and some jointly. Any one or more of the Guarantors may be released from its obligations hereunder with or without consideration for such release and the obligations of the other Guarantors hereunder shall be in no way affected thereby. Agent, on behalf of Banks, may fail or elect not to prove a claim against any bankrupt or insolvent Guarantor and thereafter, Agent and the Bank may, without notice to any Guarantors, extend or renew any part or the all of any indebtedness of any of the Permitted Borrowers, Vishay, VBG, Draloric or any of the Guarantors, and may permit any such Person to incur additional indebtedness, without affecting in any manner the unconditional obligation of the Guarantors. Such action shall not affect any right of contribution among the Guarantors.

               6.8 Release. (a) Upon the satisfaction of the obligations of the Guarantors hereunder, and when none of the Guarantors is subject to any obligation hereunder or under the Vishay Loan Agreement, the DM Loan Agreement or the Roederstein Loan Agreements, the Agent shall deliver to the Guarantors, upon written request therefor, (i) a written release of this Guaranty and (ii) appropriate discharges of any Collateral provided by the Guarantors for this Guaranty; provided that, the effectiveness of this Guaranty shall be continued or be reinstated, as the case may be, in the event: (x) that any payment received or credit given by the Agent on the Banks is returned, disgorged, rescinded or required to be recontributed to any party as an avoidable preference, impermissible setoff, fraudulent conveyance, restoration of capital or otherwise under any applicable state, federal or national law of any jurisdiction, including, without limitation, laws pertaining to bankruptcy or insolvency, in which event this Guaranty shall thereafter be enforceable against the Guarantors as if such returned, disgorged, recontributed or rescinded payment or credit had not been received or given by the Agent or the Banks, and whether or not the Agent or the Banks relied upon such payment or credit or changed its position as a consequence thereof; or (y) that any liability is imposed, or sought to be imposed, against the Agent or any of the Banks relating to the environmental condition of any property mortgaged or pledged to the Agent or the Banks by any Guarantor, or any other

       9   -- Exhibit 10.7 (Permitted Borrowers Guaranty)

     party providing collateral for the indebtedness covered by this Guaranty, whether such condition is known or unknown, now exists or subsequently arises (excluding only conditions which arise after any acquisition by Agent or any Bank of any such property, in lieu of foreclosure or otherwise, due to the wrongful act or omission of Agent of any Bank), in which event this Guaranty shall thereafter be enforceable against the Guarantors to the extent of all liability, costs and expenses (including reasonable attorneys fees) incurred by Agent or any Bank as the direct or indirect result of any such environmental condition. For purposes of this Guaranty, "environmental condition" includes, without limitation, conditions existing with respect to the surface or ground water, drinking water supply, land surface or subsurface strata and the ambient air.

               (b)  This Guaranty shall also be subject to release under
     Section 13.21 of the Vishay Loan Agreement.

               6.9 Limitation With Respect to Sfernice S.A. Obligations. (a) Notwithstanding any provision to the contrary contained in this Guaranty, Sfernice shall not be required to pay, pursuant to this Guaranty, more than the sum of (i) Six Million Dollars ($6,000,000), plus (ii) the amount of all loans, advances on open account or other funds furnished or to be furnished for the benefit of or on behalf of Sfernice or any of its Subsidiaries by Vishay, VBG or Draloric or any of their respective Subsidiaries from and after July 21, 1989, the date of the initial guaranty issued by Sfernice in connection with the Indebtedness, and (iii) the amount of all sums guaranteed or subject to any other credit accommodation extended by Vishay, VBG, Draloric or any of their respective Subsidiaries, or any of the Permitted Borrowers to any Person, for the benefit of Sfernice or any of its Subsidiaries, from and after July 21, 1989; provided, however, that the amounts covered by subparagraphs (ii) and (iii), above shall not include funds used for the purchase of, or invested in, shares of the capital stock of Sfernice. Sfernice hereby represents, warrants and acknowledges to Agent and the Banks that the limitation set forth in this Section 6.9 has been determined by it (and its board of directors) on the basis of, and does not exceed, the current borrowing capacity of Sfernice under French law. The limitation contained in this Section 6.9 shall not apply to, or otherwise restrict or reduce in any manner whatsoever the liability of any of the other Guarantors hereunder, or of any other Person directly or indirectly liable for Indebtedness under the Vishay Loan Agreement, the DM Loan Agreement, the Roederstein Loan Agreement, or any of the other Loan Documents.

               (b) This Guaranty shall not become effective as to Sfernice (only) until approved by the Board of Directors of Sfernice in accordance with Section 7.21 of the Vishay Loan
     Agreement, but shall be immediately effective as to all of the other Guarantors. Until such approval is obtained by Sfernice, the

       10   -- Exhibit 10.7 (Permitted Borrowers Guaranty)

     Prior Guaranty (as defined below) shall remain in full force and effect according to its terms as to Sfernice and Sfernice hereby acknowledges that the Prior Guaranty shall guarantee all of the Indebtedness described in Sections 2(a) and 2(c) hereof (the promissory notes referred to therein constituting renewals and extensions of the Indebtedness secured by the Prior Guaranty). The commencement of the effectiveness of this Guaranty as to Sfernice shall be evidenced by the delivery to Agent of appropriate Board resolutions or other documents and instruments satisfactory in form and substance to the Agent in its sole discretion.

               6.10 Limitation with Respect to VBG, Draloric and Roederstein. Notwithstanding anything to the contrary herein, in accordance with Sections 30 and 31 of the German GmbH-Gesetz (German GmbH-Act), the liabilities of VBG hereunder for indebtedness incurred by Draloric, the liabilities of Draloric hereunder for indebtedness incurred by VBG and the liabilities of Roederstein hereunder for indebtedness incurred by the Permitted Borrowers shall be limited so that in no case shall enforcement of such liabilities result in diminishing the assets of VBG, Draloric or Roederstein below the level required to be maintained by it for the preservation of its nominal share capital. Nothing contained in this Section 6.10 shall be construed to restrict enforcement of direct obligations of VBG, Draloric or Roederstein or the liquidation of assets of VBG, Draloric or Roederstein for the purpose of paying such direct obligations, whether or not such enforcement or liquidation would result in impairment of the nominal share capital of VBG, Draloric or Roederstein, as the case may be.

               6.11 Consent to Jurisdiction. Guarantors hereby irrevocably submit to the non-exclusive jurisdiction of any United States Federal or Michigan state court sitting in Detroit in any action or proceeding arising out of or relating to this Guaranty or any of the Loan Documents and Guarantors hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in any such United States Federal or Michigan state court. Guarantors irrevocably consent to the service of any and all process in any such action or proceeding brought in any court in or of the State of Michigan (and to the receipt of any and all notices hereunder) by the delivery of copies of such process to Guarantors at Vishay's addresses referred to in Section 6.3 hereof or by certified mail directed to such address.

               6.12 Jury Trial Waiver. Guarantors hereby irrevocably agree to waive the right to trial by jury with respect to any and all actions or proceedings in which Agent or the Banks (or any of them), on one hand, and the Company or any of the Guarantors, on the other hand, are parties, whether or not such actions or proceedings arise out of this Agreement or the Loan Documents or otherwise.

       11   -- Exhibit 10.7 (Permitted Borrowers Guaranty)

               6.13 Limitation under Applicable Insolvency Laws. Notwithstanding anything to the contrary contained herein, it is the intention of the Guarantors, Agent and the Banks that the amount of the respective Guarantors' obligations hereunder shall be in, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of applicable law governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (collectively, "Applicable Insolvency Laws"). To that end, but only in the event and to the extent that the Guarantors' respective obligations hereunder or any payment made pursuant thereto would, but for the operation of the foregoing proviso, be subject to avoidance or recovery under Applicable Insolvency Laws, the amount of the Guarantors' respective obligations hereunder shall be limited to the largest amount which, after giving effect thereto, would not, under Applicable Insolvency Laws, render the Guarantor's respective obligations hereunder unenforceable or avoidable or subject to recovery under Applicable Insolvency Laws. To the extent any payment actually made hereunder exceeds the limitation contained in this Section 6.13, then the amount of such excess shall, from and after the time of payment by the Guarantors (or any of them), be reimbursed by the Banks upon demand by such Guarantors. The foregoing proviso is intended solely to preserve the rights of the Agent and the Banks hereunder against the Guarantors to the maximum extent permitted by Applicable Insolvency Laws and neither Vishay nor any Guarantor nor any other Person shall have any right or claim under this Section 6.13 that would not otherwise be available under Applicable Insolvency Laws.

               6.14 Amendment. This Guaranty shall be deemed to amend and restate in its entirety that certain Amended and Restated Permitted Borrowers Guaranty dated as of January 29, 1993 (the "Prior Guaranty"), and others in connection with the Vishay Loan Agreement, DM Loan Agreement, and the Roederstein Loan Agreement, and nothing herein contained shall impair or otherwise affect the security interests or liens established thereunder or in connection therewith, which security interests and liens shall continue in full force and effect.

          IN WITNESS WHEREOF, each of the undersigned Guarantors have executed this Guaranty as of July 18, 1994.


                                   VILNA EQUITIES HOLDING B.V.



                                   By:________________________________

                                        Its:__________________________

       12   -- Exhibit 10.7 (Permitted Borrowers Guaranty)


                                   VISHAY BETEILIGUNGS GmbH



                                   By:________________________________

                                        Its:__________________________


                                   DRALORIC ELECTRONIC GmbH



                                   By:________________________________

                                        Its:__________________________



                                   E-SIL COMPONENTS LTD.


                                   By:________________________________

                                        Its:__________________________



                                   SFERNICE, S.A.


                                   By:________________________________

                                        Its:__________________________



                                   ROEDERSTEIN SPEZIALFABRIKEN FUR
                                   BAUELEMENTE DER ELEKTRONIK UND
                                   KONDERSATOREN DER STARKSTROMTECHNIK
                                   GmbH


                                   By:________________________________

                                        Its:__________________________

       13   -- Exhibit 10.7 (Permitted Borrowers Guaranty)


     ACCEPTED BY:

     COMERICA BANK
       as Agent, on behalf of
       the Banks


     By:________________________________

          Its:__________________________